UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2010
El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 420-2600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1
EX-99.2
EX-99.3

Item 1.01 Entry into a Material Definitive Agreement.
Contribution and Exchange Agreement
On March 24, 2010, El Paso Pipeline Partners, L.P. (the “Partnership”) entered into the Contribution and Exchange Agreement (the “Agreement”) with El Paso Pipeline GP Company, L.L.C. (the “General Partner”), El Paso Pipeline LP Holdings, L.L.C. (“Holdings”), El Paso Pipeline Partners Operating Company, L.L.C. (the “Operating Company”), El Paso Corporation (“El Paso”), El Paso Elba Express Company, L.L.C. (“Elba Express”), Southern LNG Company, L.L.C. (“SLNG”), El Paso Pipeline Corporation (“EPPC”) and El Paso Pipeline Holding Company, L.L.C. (“EPP Holdco”). Pursuant to the Agreement, El Paso, EPPC, EPP Holdco, the General Partner and Holdings (collectively, the “Contributing Parties”) agreed to sell to the Partnership (together with the Operating Company, the “Partnership Parties”) a 51% member interest in Elba Express (the “Elba Express Interest”) and a 51% member interest in SLNG (the “SLNG Interest”) in exchange for aggregate consideration of $810 million.
Upon the closing of the transactions contemplated by the Agreement, the following, among other things, will occur: (i) the parties to the Agreement will enter into a Contribution, Conveyance and Assumption Agreement (the “Conveyance Agreement”) pursuant to which the Elba Express Interest and the SLNG Interest will be contributed from the Contributing Parties to the Partnership Parties and (ii) an Amended and Restated Limited Liability Company Agreement of each of Elba Express and SLNG will be entered into to reflect the contributions of the Elba Express and SLNG Interests to the Partnership Parties. After giving effect to the transactions contemplated by the Agreement, the Contributing Parties will own 49% of Elba Express and 49% of SLNG and the Partnership Parties will own 51% of Elba Express and 51% of SLNG, all in the form of member interests.
The closing of the Agreement is subject to the satisfaction of a number of customary conditions, all of which the Partnership believes will be satisfied. Obtaining financing by the Partnership is a condition to the closing. The Partnership expects the closing to occur on or prior to March 31, 2010. The aggregate consideration paid by the Partnership to the Contributing Parties for the Elba Express Interest and the SLNG Interest will consist of approximately $661 million (the “Cash Consideration”) and 5,346,251 newly issued common units (the “Unit Consideration”) representing limited partner interests in the Partnership (“Common Units”). The number of Common Units was determined based upon a price of $27.87 representing the highest volume weighted average price over certain specified trading periods ending on March 23, 2010. The Agreement allows the Partnership to adjust the amounts of the Cash Consideration and the Unit Consideration. The Partnership intends to use debt proceeds and borrowing from the Partnership’s existing revolving credit facility to fund a portion of the Cash Consideration. The Partnership will also use approximately $236 million of cash-on-hand from its January 2010 public offering of common units to fund the remainder of the Cash Consideration. Additionally, concurrently with the issuance of the Common Units in connection with the Unit Consideration, the General Partner will contribute to the Partnership approximately $3 million in order to maintain its two percent general partner interest in the Partnership. This $3 million contribution to the Partnership by the General Partner will also be used to fund the Cash Consideration. The issuance of Common Units as partial consideration for the Elba Express Interest or SLNG Interest will be made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) of the Securities Act.
Pursuant to the Agreement, the Contributing Parties agreed to indemnify the Partnership Parties, their subsidiaries and their respective securityholders, directors, officers, and employees, and the officers, directors and employees of the General Partner (the “Partnership Indemnified Parties”) against certain losses resulting from any breach of the Contributing Parties’, Elba Express’ or SLNG’s representations, warranties covenants or agreements. The Partnership Parties agreed to indemnify the Contributing Parties, Elba Express, SLNG, their affiliates (other than any of the Partnership Indemnified Parties) and their respective securityholders, directors, officers, and employees against certain losses resulting from any breach of the Partnership Parties’ representations, warranties, covenants or agreements. Certain of the parties’ indemnification obligations, considered collectively, are subject to a deductible of $8.1 million and are subject to a ceiling amount of approximately $121.5 million. In addition, the parties’ indemnification obligations for certain tax liabilities and losses are not subject to the deductible or the ceiling amount.
The description of the Agreement in this report is qualified in its entirety by reference to the copy of the Agreement, including the form of Conveyance Agreement attached as an exhibit thereto, filed as exhibit 2.1 to this report, which is incorporated by reference into this report in its entirety.
Relationships
Currently, El Paso indirectly owns 55,326,397 Common Units and 27,727,411 subordinated units representing limited partner interests in the Partnership, which in the aggregate represent a 60.2% limited partner interest in the Partnership. The General Partner serves as the general partner of the Partnership, holding a two percent general partner interest and incentive distribution rights in the Partnership. Each of the Partnership, the General Partner, Holdings, the Operating Company, Elba Express, SLNG, EPPC and EPP Holdco is an indirect subsidiary of El Paso. After giving effect to the contributions in connection with the

Agreement, El Paso will directly or indirectly own (i) 100% of the General Partner, which allows it to control the Partnership and own the two percent general partner interest and incentive distribution rights in the Partnership, (ii) approximately 60,672,648 Common Units (subject to adjustment of the Unit Consideration) and 27,727,411 subordinated units representing an aggregate 61.6 % limited partner interest in the Partnership, (iii) 100% of Holdings, (iv) a 49% member interest in Elba Express and a 49% member interest in SLNG, (v) a 42% general partner interest in Colorado Interstate Gas Company (“CIG”) and (vi) a 75 % general partner interest in Southern Natural Gas Company (“SNG”). Further, certain officers and directors of the General Partner serve as officers and/or directors of El Paso, the Partnership and the Operating Company. The Partnership is a party to an omnibus agreement with El Paso and its affiliates that governs the Partnership’s relationship with El Paso and its affiliates regarding (i) reimbursement of certain operating and general and administrative expenses; (ii) indemnification for certain environmental contingencies, tax contingencies and right-of-way defects; reimbursement for certain expenditures; and (iv) the guaranty by El Paso of certain expenses under intercompany agreements related to the Elba Island LNG terminal expansion.
In addition, each of the Partnership, Elba Express, SLNG, CIG and SNG currently have and will have in the future other routine agreements with El Paso or one of its subsidiaries that arise in the ordinary course of business, in addition to the Partnership’s Agreement of Limited Partnership, the Elba Express Limited Liability Company Agreement, the SLNG Limited Liability Company Agreement, the CIG General Partnership Agreement and the SNG General Partnership Agreement, respectively, such as agreements for services and other transportation and exchange agreements and interconnection and balancing agreements with other El Paso pipelines.
The conflicts committee of the board of directors of the General Partner unanimously recommended approval of the terms of the Partnership’s acquisition of the Elba Express Interest and the SLNG Interest. The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction. In recommending approval of the transaction, the conflicts committee based its decision in part on an opinion from the committee’s independent financial advisor that the consideration to be paid by the Partnership pursuant to the Agreement is fair, from a financial point of view, to the holders of Common Units of the Partnership, other than the General Partner and its affiliates. The board of directors of the General Partner unanimously approved the terms of the Partnership’s acquisition of the Elba Express Interest and the SLNG Interest.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 above with respect to the issuance by the Partnership of Common Units pursuant to the Agreement is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On March 25, 2010, the Partnership issued a press release announcing that it had entered into the Agreement, as described above in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report.
Item 8.01 Other Events.
     Attached as Exhibit 99.2 are unaudited pro forma condensed consolidated financial statements as of December 31, 2009 and for the years ended December 31, 2009, 2008 and 2007. These financial statements reflect the effects of our consolidation of SLNG and Elba Express following the acquisition, as well as the directly related financing transactions. Attached as Exhibit 99.3 is a summary of the assets, customer contracts and existing debt of each of SLNG and Elba Express. Also included in Exhibit 99.3 is a description of the LLC Agreements that will be entered into upon the closing of the acquisition.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
2.1#	Contribution Agreement
99.1	Press Release
99.2	Pro Forma Financial Information
99.3	Summary of Pending SLNG/Elba Express Acquisition

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

		By:	El Paso Pipeline GP Company, L.L.C.,
its General Partner

Date: March 25, 2010	By:	/s/ John R. Sult

		Name:	John R. Sult
		Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
2.1#	Contribution Agreement
99.1	Press Release
99.2	Pro Forma Financial Information
99.3	Summary of Pending SLNG/Elba Express Acquisition

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.